SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM N-2




               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                   ACT OF 1940

                                Amendment No. 23


                          STERLING CAPITAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                  635 Madison Avenue, New York, New York, 10022
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code (212)980-3360

                              CONTENTS OF FORM N-2





Part I INFORMATION REQUIRED IN A PROSPECTUS OR REGISTRATION STATEMENT
       --------------------------------------------------------------

Page
----
3        Item 1 Cover Page (Prospectus Only)
3        Item 2 Synopsis (Prospectus Only)
3        Item 3 Condensed Financial Information (Prospectus Only)
3        Item 4 Plan of Distribution
3        Item 5 Use of Proceeds
3-4      Item 6 General Information and History
4        Item 7 Investment Objectives and Policies
4-5      Item 8 Tax Status
5-6      Item 9 Brokerage Allocation and Other Practices
6        Item 10 Pending Legal Proceedings
6        Item 11 Control Persons and Principal Holders of Securities
6        Item 12 Directors, Officers and Advisory Board Members
7        Item 13 Remuneration of Directors and Others
7        Item 14 Custodian, Transfer Agent and Dividend Paying Agent
7        Item 15 Investment Advisory and Other Services
7        Item 16 Default and Arrears on Senior Securities
7        Item 17 Capital Stock
7        Item 18 Long-Term Debt
8        Item 19 Other Securities
8        Item 20 Financial Statements


         PART II OTHER INFORMATION
         -------------------------


9        Item 1 Marketing Arrangements
9        Item 2 Other Expenses of Issuance and Distribution
9        Item 3 Indemnification
9-10     Item 4 Financial Statements and Exhibits
10       Item 5 Persons controlled by or Under Common Control with Registrant
10       Item 6 Number of Holders of Securities
11       Item 7 Location of Accounts and Records
11       Item 8 Business and Other Connections of Investment Advisor
11       Item 9 Management Services
11       Item 10 Undertakings
12       SIGNATURES

PART I INFORMATION REQUIRED IN PROSPECTUS OR REGISTRATION
       --------------------------------------------------
       STATEMENT


Item 1 Cover Page (Prospectus only)
       ---------------------------
                      Inapplicable.


Item 2 Synopsis (Prospectus only)
       -------------------------
                      Inapplicable.


Item 3 Condensed Financial Information (Prospectus only)
       ------------------------------------------------
                      Inapplicable.


Item 4 Plan of Distribution
       --------------------
                      Inapplicable.


Item 5 Use of Proceeds
       ---------------
                      Inapplicable.


Item 6 General Information and History
       -------------------------------

     The information in subparagraphs (a), (b) and (c) of Item 6, as amended, is hereby incorporated by reference. Subparagraph (d) of Item 6 is hereby amended in its entirety to read as follows:



     (d) The Registrant's shares of common stock are listed on the American Stock Exchange. The Registrant's shares of common stock have historically traded on the market for less than the net asset value of such shares.



                                      Net Asset Value Per Share
                                      -------------------------

As at (1)                             2002           2001            2000
---------                             ----           ----            ----
March 31 (unaudited)                 $8.07          $8.31           $8.86
June 30 (unaudited)                   7.51           8.84            8.87
Sept. 30 (unaudited)                  6.16           8.12            8.89
Dec. 31                               6.37           8.10            8.42


______________

1) The Registrant's Board of Directors determines the value of Registrant's net assets as of the end of each fiscal quarter.

                Information with Respect to the Market Price and
                ------------------------------------------------
                  Volume of Trading of Registrant's Securities
                  --------------------------------------------



                                           2002
                                           ----             Shares
For 3 Months Ended                   High        Low        Traded
                                     ----        ---        ------
March 31                            $6.45       $5.40       59,200
June 30                              6.50        6.00       42,400
September 30                         6.30        5.85       15,300
December  31                         5.85        4.90        8,700


                                           2001
                                           ----             Shares
For 3 Months Ended                   High        Low        Traded
                                     ----        ---        ------
March 31                            $7.00       $6.10       13,900
June 30                              7.00        6.35        7,900
September 30                         7.00        6.15        7,000
December  31                         6.35        5.30       21,400


                                           2000
                                           ----             Shares
For 3 Months Ended                   High        Low        Traded
                                     ----        ---        ------
March 31                            $6.875      $6.375      10,200
June 30                              7.00        6.375      18,300
September 30                         7.375       6.50       14,400
December 31                          6.875       6.25        9,400




     As of March 31, 2003 the unaudited net asset value per share was $6.11. The closing sales price for the Registrant's shares on the American Stock Exchange on March 31, 2003 was $5.10.



     Item 7 Investment Objectives and Policies
            ----------------------------------

     The information in subparagraphs (a), (b), (c) and (d) of Item 7, as amended, is hereby incorporated by reference.


Item 8 Tax Status
       ----------

     The information in Item 8, as amended, is hereby amended in its entirety as follows:


     (a) The Registrant for the fiscal year ending December 31, 2002 was a "personal holding company" under the Internal Revenue Code of 1986, as amended (the "Code"), since five or fewer stockholders owned directly or indirectly more than 50% of the Registrant's outstanding stock and more than 60% of the Registrant's adjusted ordinary gross income was personal holding company income. As a personal holding company, the Registrant would also be subject to penalty taxes unless it distributes to its shareholders an amount at least equal to its otherwise undistributed personal holding company income, net of appropriate deductions applicable thereto. For the year ended December 31, 2002 the Registrant did not have any undistributed personal holding company income. Personal holding company income does not include the excess of net realized long-term capital gain over net realized short-term capital loss, less the Federal income tax attributable to such excess.

     The Registrant's policy is to comply with the requirements of the Code that are applicable to regulated investment companies and to distribute all its taxable income to its shareholders.

     (b) The information set forth in subparagraph (a) of Item 8, as amended, is hereby incorporated by reference.

     (c) The information set forth in subparagraph (a) of Item 8, as amended, is hereby incorporated by reference.

     (d) Certain special tax aspects of the Registrant are described in paragraph (a) of this Item which is hereby incorporated by reference.



Item 9 Brokerage Allocation
       --------------------

     The information in subsection (1) of subparagraph (a) of Item 9 is amended to read in its entirety as follows:


     (a)(1) The aggregate dollar amount of brokerage commissions paid by the Registrant during the three most recent fiscal years:



                             Year Ended December 31



                      2002           2001            2000
                      ----           ----            ----
                    $32,848        $33,100         $47,628


     The information in subsection (2) of subparagraphs (a) of Item 9, as amended, is hereby incorporated by reference.



     The information in subparagraph (b) of Item 9, as amended, is hereby incorporated by reference.



     The information in subparagraph (c) of Item 9 is hereby incorporated by reference.



     Subparagraph (d) of Item 9 is hereby amended to read in its entirety, as follows:

     During the fiscal year ended December 31, 2002, approximately $32.848 in brokerage commissions ($8,400,041 in purchase and sale transactions) were designated to brokers because of research services provided by such brokers.



Item 10 Pending Legal Proceedings
        -------------------------
                  None.



Item 11 Control Persons and Principal Holders of Securities
        ---------------------------------------------------
        The information in Item 11, as amended, is hereby incorporated by reference.


Item 12 Directors, Officers and Advisory Board Members
        ----------------------------------------------
        The information in Item 12, as amended, is hereby incorporated by reference and amended as follows:

            Name and          Positions                Occupations

            Addres            Held With                During Past
            ---------
                              Registrant                  5 Years
                              ----------               -----------


          John Hingher       Vice President      Vice President of Registrant

                                                 since January 1, 2002;

                                                 an employee of the

                                                 Registrant from May 2000;

                                                 Vice President of Capital

                                                 Management Associates from

                                                 from November 1997 to May 2000.



Mark Nikiper resigned as Executive Vice President and Secretary of the Registrant, effective September 30, 2002.

Item 13 Remuneration of Directors and Officers
        --------------------------------------
         Item 13 is amended to read as follows:

         (1)                     (2)                                   (3)               (4)                      (5)

                                                                          Pension or
                                                                          Retirement
                                                                             Benefits       Estimated
                            Capacities                                    Accrued             Annual
                             in Which                    Aggregate        During Regis-     Benefits
                           Remuneration                  Remun-            trant's Last       Upon
Name of  Person            Was Received                  eration          Fiscal Year       Retirement
-------  ------            ------------                  -------          -----------       ----------


Wayne S. Reisner           President                     90,000           N/A               N/A

Mark Nikiper               Executive Vice President      33,750           N/A               N/A
                              / Secretary

Michael Carey              Vice President                24,750           N/A               N/A
                              / Treasurer

John Hingher               Vice President                25,500           N/A               N/A


Each member of the Board of Directors received $15,000 for their services.



Item 14 Custodian, Transfer Agent and Dividend Paying Agent
        ---------------------------------------------------
The information in Item 14, as amended, is hereby incorporated by reference.


Item 15 Investment Advisory and Other Services
        --------------------------------------
                  None.

Item 16 Defaults and Arrears on Senior Securities
        -----------------------------------------
                  None.


Item 17 Capital Stock
        -------------
        The information in Item 17, as amended, is hereby incorporated by reference.

Item 18 Long-Term Debt
        --------------
                  None.

Item 19 Other Securities
        ----------------
                  None.



Item 20 Financial Statements
        --------------------


         A. Statements of the Registrant
            ----------------------------


1. Statement of Assets and Liabilities
   -----------------------------------
     The information contained in the Balance Sheet and Statement of Assets and Liabilities included in the Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 2002, previously filed with the Commission, is hereby incorporated by reference.



2. Statement of Income and Expense, Realized and Unrealized Gain or Loss on
   ------------------------------------------------------------------------
   Investments
   -----------
     The information contained in the Statement of Income and Expense, Realized and Unrealized Gain or Loss on Investments included in the Registrant's Annual Reports to Shareholders for the fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000, respectively, previously filed with the Commission, is hereby incorporated by reference.



         B. Consolidated Statements
            -----------------------
                  Inapplicable since the Registrant has no subsidiaries.


         C. Unconsolidated Subsidiaries
            ---------------------------
                  Inapplicable.

         D. General Provisions
            ------------------
                  Inapplicable.


         E. Historical Financial Information
            --------------------------------
                  Inapplicable.

PART II OTHER INFORMATION
        -----------------


Item 1 Marketing Agreements
       --------------------
                  Inapplicable.



Item 2 Other Expenses of Issuance and Distribution
       -------------------------------------------
                  Inapplicable.



Item 3 Indemnification
       ---------------

                  The information in Item 3 of Part II, as amended, is hereby incorporated by reference.



Item 4 Financial Statements and Exhibits
       ---------------------------------
                  (a) Financial Statements:
                      --------------------
                  Included in Part I hereof:

     Statement of Assets and Liabilities of the Registrant as at December 31, 2002, included in the Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 2002, previously filed with the Commission, is hereby incorporated by reference.

     Included in Part II hereof:

     Registrant's Schedule of Investments as at December 31, 2002, included in the Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 2002, previously filed with the Commission, is hereby incorporated by reference.

     Statements of Operations for the years ended December 31, 2002, 2001, and 2000, included in the Registrant's Annual Reports to Shareholders for the fiscal years ended December 31, 2002, 2001 and 2000, respectively, previously filed with the Commission, are hereby incorporated by reference.

     Notes to Financial Statements, included in the Registrant's Annual Reports to Shareholders for the fiscal years ended December 31, 2002, 2001 and 2000, respectively, previously filed with the Commission, are hereby incorporated by reference.





     (b)  Exhibits
          --------
     1. Exhibit 1 to Form N-2, as amended, is hereby incorporated by reference.



     2. Exhibit 2 to Form N-2, as amended, is hereby incorporated by reference.



     3. None.

4. Exhibit 4 to Form N-2, as amended, is hereby incorporated by reference.



5. None.



6. None.

7. None.

8. Exhibit 8 to Form N-2, as amended is hereby incorporated by reference.

9. Exhibit 9 to Form N-2, as amended, is hereby incorporated by reference.

10. None.

11. None.

12. None.

13. None.

14. None.

15. None.



Item 5 Persons Controlled by or Under Common Control with Registrant
       -------------------------------------------------------------
       The information appearing in Item 11 in Part I is hereby incorporated by reference.

Item 6 Number of Holders of Securities
       -------------------------------
        Item 6 of Part II is hereby amended in its entirety to read as follows:

                     (1)                                   (2)

             Title of Class                      Number of Record Holders
             --------------                      ------------------------

        Common Stock, $1 par value               859 as of April 24, 2003

Item 7 Location of Accounts and Records
       --------------------------------
             Item 7 of Part II, as amended, is hereby incorporated by reference.


Item 8 Business and Other Connections of Investment Advisor
       ----------------------------------------------------
                  Inapplicable.


Item 9 Management Services
       -------------------
                  None.


Item 10 Undertakings
        ------------
                  Inapplicable.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirement of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 23 to Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 25th day of April, 2003.









                                                    STERLING CAPITAL CORPORATION

                                                                 (Registrant)




                                                    By: /s/ Wayne S. Reisner
                                                        ------------------------
                                                    Wayne S. Reisner, President